Exhibit 5.1

November 21, 2023

BYTE Acquisition Corp.
445 Park Avenue, 9th Floor
New York, New York 10022

Registration Statement on Form S-4 (File No. 333-274464)

Ladies and Gentlemen:

We have acted as New York counsel to BYTE Acquisition Corp., a Cayman Islands exempted company (“BYTS” or the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of BYTS’ Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an annex, exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to, among other things, (1) the domestication of BYTS as a Delaware corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”) and the amended and restated memorandum and articles of association of BYTS (as may be amended from time to time, the “Cayman Constitutional Documents”), in which BYTS will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with the Cayman Constitutional Documents, Section 388 of the DGCL and Part XII of the Companies Act (the “Domestication”), (2) following the Domestication, the merger (the “Merger”) of Merger Sub (as defined below) with and into Airship AI (as defined below), pursuant to which, at the closing of the transactions contemplated by the Merger Agreement, dated as of June 27, 2023, as amended on September 22, 2023 and as may be further amended and/or restated from time to time (the “Merger Agreement”), by and between the Company, BYTE Merger Sub, Inc. (“Merger Sub”), a Washington corporation and a direct and wholly-owned subsidiary of BYTS, and Airship AI Holdings, Inc., a Washington company (“Airship AI”), the separate corporate existence of Merger Sub will cease and Airship AI will be the surviving corporation and a wholly-owned subsidiary of BYTS, pursuant to the terms of the Merger Agreement and in accordance with the Washington Business Corporation Act, as amended, (3) the other transactions contemplated by the Merger Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”) and (4) the potential resale of (i) Airship Pubco Common Stock (as defined below) that may be received in the Business Combination by the selling stockholders identified in the proxy statement/prospectus (including Airship Pubco Common Stock that may be issued upon the exercise of Airship Pubco Warrants (as defined below)) and (ii) Airship Pubco Warrants received in the Business Combination by the selling stockholders. In connection with the Business Combination, BYTS will be renamed “Airship AI Holdings, Inc.” (“Airship Pubco”).

In connection with the Domestication, (x) immediately prior to the Domestication, Byte Holdings LP, a Cayman Islands exempted limited partnership and the Sponsor of BYTS (“Sponsor”), will surrender to BYTS for no consideration the sole issued and outstanding Class B ordinary share of BYTS, par value $0.0001 per share (the “BYTS Class B Ordinary Share”) and (y) at the effective time of the Domestication, BYTS will file the Certificate of Domestication simultaneously with the Certificate of Incorporation (each as defined below), in each case, with the Secretary of State of the State of Delaware and (i) each then issued and outstanding Class A ordinary share of BYTS, par value $0.0001 per share (each, a “BYTS Class A Ordinary Share” and together with the BYTS Class B Ordinary Share, the “BYTS Ordinary Shares”), will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Airship Pubco (the “Airship Pubco Common Stock”); (ii) each then issued and outstanding warrant to purchase one BYTS Class A Ordinary Share (each, a “BYTS Warrant”) will become exercisable for one share of Airship Pubco Common Stock (each, an “Airship Pubco Warrant”) pursuant to the terms of the Warrant Agreement, dated as of March 18, 2021, by and between BYTS and Continental Stock Transfer & Trust Company, as warrant agent; and (iii) each then issued and outstanding unit of BYTS (each, a “BYTS Unit”) will separate and convert automatically into one share of Airship Pubco Common Stock and one-half of one Airship Pubco Warrant.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Airship Pubco Class A Common Stock and the Airship Pubco Warrants.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of BYTS as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(i)	the Registration Statement;

(ii)	the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(iii)	the form of certificate of incorporation of Airship Pubco to become effective upon consummation of the Domestication, filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Incorporation”);

(iv)	the form of bylaws of Airship Pubco to become effective upon consummation of the Domestication, filed as Exhibit 3.5 to the Registration Statement (the “Bylaws”);

(v)	the form of certificate of domestication, filed as Exhibit 3.6 to the Registration Statement (the “Certificate of Domestication”);

(vi)	the plan of domestication, filed as Exhibit 2.3 to the Registration Statement (the “Plan of Domestication”);

(vii)	An executed copy of the Warrant Agreement, dated March 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

(viii)	the form of warrant certificate (included in the Warrant Agreement); and

(ix)	a copy of the resolutions of the board of directors of the Company dated June 26, 2023, relating to, among other things, the Registration Statement, the Domestication and the other transactions of the Business Combination, certified by the Chief Executive Officer of the Company.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement, the Business Combination, including the Domestication, the Certificate of Incorporation and Bylaws; (iii) that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived; and (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2. The Certificate of Domestication, in the form attached as Exhibit 3.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3. The Certificate of Incorporation, in the form filed as Exhibit 3.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4. The Bylaws, in the form attached as Exhibit 3.5 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

5. The other transactions contemplated by the Merger Agreement to be consummated as part of, concurrent with or prior to the Business Combination will have been consummated.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Upon (i) the effective time of the Domestication (the “Effective Time”), pursuant to the Plan of Domestication, and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding BYTS Class A Ordinary Share, including each such share that is part of an BYTS Unit that will be canceled upon the Effective Time, will convert automatically into one duly authorized, validly issued, fully paid and nonassessable share of Airship Pubco Class A Common Stock.

2. Upon (i) the Effective Time, pursuant to the Plan of Domestication, and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding Public Warrant of BYTS, including each such warrant that is part of an BYTS Unit that will be canceled upon the Effective Time, and each issued and outstanding Private Placement Warrant of BYTS, will become one duly authorized Airship Pubco Warrant and the Airship Pubco Warrants will constitute valid and binding obligations of Airship Pubco, enforceable against Airship Pubco in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

3. Upon (i) the Effective Time, pursuant to the Plan of Domestication, and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the shares of Airship Pubco Class A Common Stock issuable upon exercise of the Airship Pubco Warrants have been duly authorized by all requisite action on the part of Airship Pubco under the DGCL, have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and when such shares of Airship Pubco Class A Common Stock have been issued, delivered and paid for upon exercise of the Airship Pubco Warrants in accordance with the terms thereof, they will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Plan of Domestication, the Merger Agreement or any warrant certificate or Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b) we do not express any opinion with respect to the enforceability of any provision contained in any warrant certificate or Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of waiving or altering any statute of limitations; and

(c) we have assumed that Continental Stock Transfer & Trust Company has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by Continental Stock Transfer & Trust Company of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of Continental Stock Transfer & Trust Company, enforceable against Continental Stock Transfer & Trust Company in accordance with its terms.

The opinion expressed above is limited to questions arising under the DGCL and the law of the State of New York. BYTS is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL and the law of the State of New York.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Airship Pubco Class A Common Stock and Airship Pubco Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Airship Pubco Class A Common Stock and Airship Pubco Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

White & Case LLP

ES:MEC:JH

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